Nexeo Solutions Reports Third Quarter Fiscal Year 2017 Financial Results

Third Quarter 2017 Highlights (Versus Third Quarter 2016)

•	Net income for the quarter of $10 million, compared with prior year net loss for the Successor and Predecessor of $16 million and $20 million, respectively

•	Double digit Adjusted EBITDA growth of 12% to $52.4 million, from prior year Adjusted EBITDA for the Successor and Predecessor of $14.5 million and $32.3 million, respectively

•	Gross Profit increased 9% to $103 million, from prior year Gross Profit for the Successor and Predecessor of $19 million and $75 million, respectively

•	Ultra Chem contributed to results as the integration process is on track and commercial synergy prospects develop

•	New transportation management system implementation finalized, which will drive operational efficiency

•	Launched new MyNexeo.com customer portal to enhance customer service

THE WOODLANDS, Texas - Aug. 08, 2017 - Nexeo Solutions, Inc. (NASDAQ:NXEO) (the "Company" or "Nexeo Solutions"), today announced its consolidated financial results for the three months ended June 30, 2017.

David Bradley, President and Chief Executive Officer of Nexeo Solutions stated, "This was a strong quarter for Nexeo as we continued to execute on our strategic plan, delivering true end-to-end solutions that unlock value for suppliers and customers. I am pleased to report strong gross profit growth, which led to our second straight quarter of double digit EBITDA growth. The investments we’ve made in sales force capability and pricing technology, combined with the productivity of our centralized business model, allowed us to differentiate our performance.

"We finalized implementation of our new transportation management system, enhancing our centralized, proprietary operating platform to drive efficiencies and cost savings going forward. We added to our portfolio of value-added customer services by launching our new MyNexeo.com customer portal. In addition, this quarter’s results benefited from the recent acquisition of Ultra Chem, which is on track toward meeting the targets for revenue growth and specialty mix expansion we anticipated. Nexeo’s revenue for the third quarter of fiscal 2017 grew 9% year-over-year to $943 million; we delivered $10 million of net income; and adjusted EBITDA was up 12%. Looking forward, we remain focused on executing our strategic plan and committed to achieving our long-term growth and margin objectives."

Sales and operating revenues for the three months ended June 30, 2017 were $942.7 million, including $17.1 million in revenues from Ultra Chem, and $214.3 million for the three months ended June 30, 2016 for the Successor, and were $650.2 million for the Predecessor period from April 1, 2016 through June 8, 2016. Excluding the impact of Ultra Chem, the increase in revenues was driven by a 6.0% increase in average selling price primarily due to inflation and an increase in volume of 1.0% in the current period. This increase was partially offset by a decline of approximately $6.9 million as a result of the weakening of the exchange rates of various currencies versus the USD as compared to the same period in the prior fiscal year.

Gross profit for the Successor was $102.7 million, or 10.9% and $18.8 million, or 8.8%, for the three months ended June 30, 2017 and June 30, 2016, respectively, and was $75.4 million, or 11.6%, for the Predecessor period from April 1, 2016 through June 8, 2016. The increase in gross profit was driven by the increase in average selling prices across the Chemicals and Plastics lines of business. As compared to the same period in the prior fiscal year, gross profit was negatively affected by the impact of the weakening of the exchange rates of various currencies versus the USD of approximately $0.7 million and additional depreciation expense of approximately $1.4 million due to the step up in fair value of the property, plant and equipment as a result of the merger of W. L. Ross Holding Corp with Nexeo Solutions on June 9, 2016 ("Business Combination"). Gross profit in the current period includes $1.2 million related to the inventory step up as a result of the Ultra Chem acquisition, whereas, the same period in the prior year includes $6.9 million related to half of the inventory step up associated with the Business Combination. Additionally, gross profit was negatively affected during the current quarter by an increase in common carrier transportation costs.

The Company reported Successor net income of $10.2 million and net loss of $15.5 million for the three months ended June 30, 2017 and June 30, 2016, respectively, and reported a net loss of $20.2 million for the Predecessor period from April 1, 2016 through June 8, 2016. Successor Adjusted EBITDA was $52.4 million and $14.5 million for the three months ended June 30, 2017 and June 30, 2016, respectively, and was $32.3 million the Predecessor period from April 1, 2016 through June 8, 2016. For a description of Adjusted EBITDA and a reconciliation to its most comparable GAAP financial measure, please read "Non-GAAP Financial Measures".

Third Quarter 2017 Performance

The results of the Company's operating performance are described below and, unless otherwise indicated, are a comparison of the three months ended June 30, 2017 (Successor) with the three months ended June 30, 2016 (Successor) and with the period April 1, 2016 through June 8, 2016 (Predecessor).

	Successor		Predecessor
	Three Months Ended June 30, 2017	Three Months Ended June 30, 2016*	April 1 Through June 8, 2016
Chemicals
Sales and operating revenues	$443.9	$94.2	$298.7
Gross profit	54.3	9.6	38.8
Plastics
Sales and operating revenues	466.2	109.9	329.8
Gross profit	43.1	6.7	32.2
Other
Sales and operating revenues	32.6	10.2	21.7
Gross profit	5.3	2.5	4.4
Consolidated
Sales and operating revenues	942.7	214.3	650.2
Gross profit	102.7	18.8	75.4

*The three months ended June 30, 2016 include 22 days of the acquired business’ operating activities as a result of the consummation of the Business Combination on June 9, 2016

Segment Highlights

Chemicals - Sales and operating revenues for the Chemicals line of business for the three months ended June 30, 2017 were $443.9 million, including $17.1 million in revenues from Ultra Chem, and $94.2 million for the three months ended June 30, 2016, for the Successor, and were $298.7 million for the Predecessor period from April 1, 2016 through June 8, 2016. Revenues were driven by an 8.8% increase in the average selling price primarily due to inflation, with flat volume in the current period. This increase was partially offset by a decline of $1.1 million as a result of the weakening of the exchange rates of various currencies versus the USD as compared to the same period in the prior fiscal year.
Gross profit for the Successor was $54.3 million, or 12.2%, and $9.6 million, or 10.2%, for the three months ended June 30, 2017 and June 30, 2016, respectively, and was $38.8 million, or 13.0%, for the Predecessor period from April 1, 2016 through June 8, 2016. The increase in gross profit was primarily due to the increase in average selling price as discussed. As compared to the same period in the prior fiscal year, gross profit was negatively affected by the impact of the weakening of the exchange rates of various currencies versus the USD of approximately $0.2 million and additional depreciation expense of approximately $1.0 million due to the step up in fair value of property, plant and equipment as a result of the Business Combination. Gross profit in the current period includes $1.2 million related to the inventory step up as a result of the Ultra Chem acquisition, whereas, the same period in the prior year includes $3.0 million related to half of the inventory step up associated with the Business Combination. Additionally, gross profit was negatively affected by an increase in common carrier transportation costs.

Plastics - Sales and operating revenues for the Plastics line of business for the Successor were $466.2 million and $109.9 million for the three months ended June 30, 2017 and June 30, 2016, respectively, and were $329.8 million for the Predecessor period from April 1, 2016 through June 8, 2016. The increase in revenue was driven by a 3.5% increase in average selling price during the current period throughout the regions, as well as a 2.4% increase in volume driven primarily by regional strength in EMEA and Asia. These increases were partially offset by a decline of approximately $5.8 million as a result of the weakening of the exchange rates of various currencies versus the USD as compared to the same period in the prior fiscal year. North America revenues continued to be negatively impacted due to a supplier disruption which has limited the availability to us of certain products we distribute on a regular basis.

Gross profit for the Successor was $43.1 million, or 9.2%, and $6.7 million, or 6.1%, for the three months ended June 30, 2017 and June 30, 2016, respectively, and was $32.2 million, or 9.8%, for the Predecessor period from April 1, 2016 through June 8, 2016. The increase in gross profit was primarily due to the increase in average selling price as discussed and market expansion in EMEA. As compared to the same period in the prior fiscal year the impact of the weakening of the exchange rates of various currencies versus the USD of approximately $0.5 million and by additional depreciation expense of approximately $0.4 million affecting gross profit due to the step up in fair value of the property, plant and equipment as a result of the Business Combination as compared to the same quarter in the prior fiscal year. Gross profit in the same period in the prior year includes $3.9 million related to half of the inventory step up associated with the Business Combination. Additionally, gross profit was negatively affected by an increase in common carrier transportation costs and North America continued to be impacted from a supplier disruption which has limited the availability to us of certain products we distribute on a regular basis.

Other - Sales and operating revenues for the Other segment for the Successor were $32.6 million and $10.2 million for the three months ended June 30, 2017 and June 30, 2016, respectively, and were $21.7 million for the Predecessor period from April 1, 2016 through June 8, 2016. The increase in revenues was primarily driven by price increases during the current period.
Gross profit for the Successor was $5.3 million, or 16.3%, and $2.5 million, or 24.5%, for the three months ended June 30, 2017 and June 30, 2016, respectively, and was $4.4 million, or 20.3%, for the Predecessor period from April 1, 2016 through June 8, 2016. As compared to the same period in the prior fiscal year, gross profit was negatively affected by an increase in common carrier transportation costs and a shift in service mix toward on-site services.

Nexeo Solutions to Hold Earnings Conference Call

The Company will hold a conference call to discuss its third quarter fiscal year 2017 earnings on Wednesday, August 9, 2017 at 9:00 a.m. CT (10:00 a.m. ET). To participate in the conference call by telephone, please call one of the following telephone numbers and reference the below access passcode 10 minutes prior to the scheduled start time:

•	Domestic: +1.844.412.1004

•	International: +1.216.562.0451

•	Passcode: 50090074

The conference call and presentation will also be broadcast live via the Internet. You may listen by accessing the Investor Relations section of the Company's website at www.nexeosolutions.com. You should connect to the website at least 15 minutes prior to the conference call to register, download and install any necessary audio software to ensure a successful user experience.

If you are unable to participate, a replay of the conference call will be available on August 9, 2017, beginning at 12:00 p.m. CT (1:00 p.m. ET), through August 16, 2017 at 12:00 p.m. CT (1:00 p.m. ET). The phone number for the conference call replay is +1.855.859.2056 (Domestic) or +1.404.537.3406 (International). The access passcode is 50090074. Additionally, the recorded conference call will be accessible through the Investor Relations section of the Company’s website at www.nexeosolutions.com.

All individuals listening to the conference call or the replay are reminded that all conference call material is copyrighted by the Company and cannot be recorded or rebroadcast without the Company's expressed written consent.

Basis of Presentation

As a result of the business combination, the Company was identified as the acquirer for accounting purposes, and the historical operations of Nexeo Solutions Holdings, LLC and its subsidiaries was deemed to be the accounting predecessor. The business combination was accounted for using the acquisition method of accounting and the Successor financial statements reflect a new basis of accounting for the assets and liabilities of the acquired company that is based on the fair value of net assets acquired and liabilities assumed. As a result of the application of the acquisition method of accounting, the condensed consolidated financial statements for the Predecessor period and for the Successor period are presented on a different basis and are, therefore, not directly comparable without certain adjustments.

Non-GAAP Financial Measures

Certain financial measures presented herein, including EBITDA, Adjusted EBITDA and Net Debt were derived based on methodologies other than in accordance with generally accepted accounting principles in the United States ("GAAP"). The Company’s management has included these measures because they believe they are indicative of the Company’s operating performance, are used by investors and analysts to evaluate the Company and can facilitate comparisons across periods. As presented by the Company’s management, these measures may not be comparable to similarly titled measures reported by other companies. EBITDA, Adjusted EBITDA and Net Debt should be considered in addition to, not as substitutes for, financial measures presented in accordance with GAAP. Moreover, certain non-GAAP financial measures as presented for financial reporting purposes herein may differ from similarly titled measures in the applicable covenants in our credit facilities.
The Company evaluates performance on the basis of Adjusted EBITDA, which it defines as its consolidated net income (loss), plus the sum of interest expense, net of interest income, income tax expense (benefit), depreciation, amortization, other operating expenses, net (which primarily consists of acquisition and integration-related expenses, employee stock-based compensation expense, and other restructuring and transformational expenses), impairment charges, loss on extinguishment of debt and other income (expense), net, gains and losses on foreign currency transactions, debt refinancing costs and other non-operating activity. Management believes that Adjusted EBITDA is indicative of the Company’s operating performance and that it is used by investors and analysts to evaluate companies with similar capital structures. The Company believes that Adjusted EBITDA is an important indicator of operating performance because:

•	Adjusted EBITDA excludes the effects of income taxes, as well as the effects of financing and investing activities by eliminating the effects of interest, depreciation and amortization;

•	the Company uses Adjusted EBITDA in setting performance incentive targets;

•	the Company considers gains (losses) on the acquisition, disposal and impairment of assets as resulting from investing decisions rather than ongoing operations; and

•
other significant one-time items, while periodically affecting the Company's results, may vary significantly from period to period and have a disproportionate effect in a given period, which affects comparability of its results.

A reconciliation of Adjusted EBITDA to Net Income (Loss) Attributable to Nexeo Solutions, Inc. and Subsidiaries, the most comparable GAAP financial measure, is included at the end of this release.

About Nexeo Solutions, Inc.

Nexeo Solutions is a leading global chemicals and plastics distributor, representing products from world-class producers to a diverse customer base. From product specification to sustainable solutions, the Company goes beyond traditional logistics to provide value-added services across many industries, including chemicals manufacturing, oil and gas, coatings, personal care, healthcare, automotive and 3D printing. The Company leverages a centralized technology platform to identify efficiencies and create solutions to unlock value for suppliers and customers. Learn more at www.nexeosolutions.com.

Forward-Looking Statements

This press release contains statements related to the Company’s future plans and expectations and, as such, includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are those statements that are based upon management’s current plans and expectations as opposed to historical and current facts and are often identified in this press release by use of words including but not limited to “may,” “believe,” “will,” “project,” “expect,” “estimate,” “anticipate,” and “plan.” Although the forward-looking statements contained in this press release reflect management’s current assumptions based upon information currently available to management and based upon that which management believes to be reasonable assumptions, the Company cannot be certain that actual results will be consistent with these forward-looking statements. Forward-looking statements necessarily involve significant known and unknown risks, assumptions and uncertainties that may cause the Company’s actual results, performance prospects and opportunities in future periods to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among other things: the Company’s ability to achieve projected cost savings; consolidation of the Company’s competitors; increased costs of products the Company purchases and its ability to pass on cost increases to its customers; disruptions to the supply of chemicals and plastics that the Company distributes or in the operations of the Company’s customers; the Company’s significant working capital requirements and the risks associated with maintaining large inventories; any disruptions to the Company’s ERP system; the Company’s ability to meet the demands of the Company’s customers on a timely basis; risks and costs related with operating as a stand-alone company; risks related to the Company’s supplier and customer contracts; risks related to the Company’s substantial indebtedness; changes in state, federal or foreign laws affecting the industries in which we operate; the Company’s ability to comply with any new and existing environmental and other laws and regulations; and general business and economic trends in the United States and other countries, including uncertainty as to changes and trends. The Company's future results will depend upon various other risks and uncertainties, including the risks and uncertainties discussed in the Company's SEC filings, including in the sections entitled “Risk Factors” in such SEC filings.

FOR FURTHER INFORMATION PLEASE CONTACT
Investor Relations, Nexeo Solutions
Tel: +1.281.297.0856, Investor.Relations@nexeosolutions.com

Nexeo Solutions, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited, in millions, except share amounts and par value)

	June 30, 2017	September 30, 2016
Current Assets
Cash and cash equivalents	$34.1	$47.5
Accounts and notes receivable (net of allowance for doubtful accounts of $1.7 million and $1.4 million, respectively)	555.5	474.8
Inventories	362.8	315.8
Other current assets	25.1	25.7
Total current assets	977.5	863.8

Non-Current Assets
Property, plant and equipment, net	321.4	322.6
Goodwill	694.2	665.7
Other intangible assets, net of amortization	233.0	215.0
Deferred income taxes	1.9	1.1
Other non-current assets	8.9	10.7
Total non-current assets	1,259.4	1,215.1
Total Assets	$2,236.9	$2,078.9

Current Liabilities
Short-term borrowings, current portion of long-term debt and capital lease obligations	$48.7	$47.7
Accounts payable	349.8	325.8
Accrued expenses and other liabilities	51.0	45.7
Due to related party pursuant to contingent consideration obligations	4.8	—
Income taxes payable	1.9	2.0
Total current liabilities	456.2	421.2

Non-Current Liabilities
Long-term debt and capital lease obligations, less current portion, net	855.3	765.6
Deferred income taxes	22.8	23.1
Due to related party pursuant to contingent consideration obligations	139.0	118.4
Other non-current liabilities	9.4	5.8
Total non-current liabilities	1,026.5	912.9
Total Liabilities	1,482.7	1,334.1

Commitments and contingencies

Equity
Preferred stock, $0.0001 par value (1,000,000 shares authorized, none issued and outstanding as of June 30, 2017 and September 30, 2016)	—	—
Common stock, $0.0001 par value (300,000,000 shares authorized; 89,281,617 shares issued and 89,272,041 shares outstanding as of June 30, 2017 and 89,286,936 shares issued and outstanding as of September 30, 2016)	—	—
Additional paid-in capital	763.1	758.9
Accumulated deficit	(8.8)	(9.6)
Accumulated other comprehensive loss	—	(4.5)
Treasury stock, at cost: 9,576 shares as of June 30, 2017 and none as of September 30, 2016	(0.1)	—
Total equity	754.2	744.8
Total Liabilities and Equity	$2,236.9	$2,078.9

Nexeo Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited, in millions, except share and per share data)

	Successor				Predecessor
	Three Months Ended June 30, 2017	Nine Months Ended June 30, 2017	Three Months Ended June 30, 2016*	Nine Months Ended June 30, 2016*	April 1 Through June 8, 2016	October 1, 2015 Through June 8, 2016
Sales and operating revenues	$942.7	$2,655.2	$214.3	$214.3	$650.2	$2,340.1
Cost of sales and operating expenses	840.0	2,365.9	195.5	195.5	574.8	2,068.2
Gross profit	102.7	289.3	18.8	18.8	75.4	271.9
Selling, general and administrative expenses	79.4	233.9	19.1	19.2	57.5	208.9
Transaction related costs	0.2	1.3	15.9	18.0	26.1	33.4
Change in fair value of contingent consideration obligations	(0.8)	19.8	(2.3)	(2.3)	—	—
Operating income (loss)	23.9	34.3	(13.9)	(16.1)	(8.2)	29.6
Other income, net	5.7	8.3	—	—	0.3	2.9
Interest income (expense)
Interest income	—	0.2	0.3	0.9	—	0.1
Interest expense	(13.5)	(38.0)	(3.2)	(3.2)	(11.2)	(42.3)
Net income (loss) from continuing operations before income taxes	16.1	4.8	(16.8)	(18.4)	(19.1)	(9.7)
Income tax expense (benefit)	5.9	4.0	(1.3)	(1.3)	1.1	4.2
Net income (loss) from continuing operations	10.2	0.8	(15.5)	(17.1)	(20.2)	(13.9)
Net income from discontinued operations, net of tax	—	—	—	—	—	0.1
Net Income (Loss) Attributable to Nexeo Solutions, Inc.	$10.2	$0.8	$(15.5)	$(17.1)	$(20.2)	$(13.8)

Net income (loss) per share available to common stockholders
Basic	0.13	0.01	(0.45)	(0.81)
Diluted	$0.13	$0.01	$(0.45)	$(0.81)
Weighted average number of common shares outstanding
Basic	76,743,853	76,745,396	34,072,056	21,241,897
Diluted	76,828,868	76,830,296	34,072,056	21,241,897

*The three and nine months ended June 30, 2016 include 22 days of the acquired business’ operating activities as a result of the consummation of the Business Combination on June 9, 2016

Nexeo Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited, in millions)

	Successor		Predecessor
	Nine Months Ended June 30, 2017	Nine Months Ended June 30, 2016*	October 1, 2015 Through June 8, 2016
Cash flows from operations
Net income (loss) from continuing operations	$0.8	$(17.1)	$(13.9)
Adjustments to reconcile to cash flows from operations:
Depreciation and amortization	53.5	4.3	37.7
Debt issuance costs amortization, debt issuance costs write-offs and original issue discount amortization	3.1	(0.4)	6.1
Non-cash transaction costs	—	12.8	—
Provision for bad debt	(0.1)	0.1	1.2
Deferred income taxes	(0.8)	(1.9)	1.1
Equity-based compensation expense	4.2	0.3	2.7
Change in fair value of contingent consideration obligations	19.8	(2.3)	—
Gain on sale of property and equipment	—	—	(2.0)
Gain on debt extinguishment, net	—	—	(0.6)
Gain related to reimbursements of certain capital expenditures incurred	(8.1)	—	—
Changes in assets and liabilities:
Accounts and notes receivable	(63.8)	(6.0)	34.4
Inventories	(34.9)	7.0	8.4
Other current assets	3.1	2.8	(4.1)
Accounts payable	11.7	(27.3)	13.4
Related party payable	—	—	(0.3)
Accrued expenses and other liabilities	(0.8)	(2.6)	(9.7)
Changes in other operating assets and liabilities, net	0.3	0.3	(4.9)
Net cash provided by (used in) operating activities from continuing operations	(12.0)	(30.0)	69.5
Net cash provided by operating activities from discontinued operations	—	—	0.1
Net cash provided by (used in) operating activities	(12.0)	(30.0)	69.6
Cash flows from investing activities
Additions to property and equipment	(20.7)	(1.4)	(14.2)
Proceeds from the disposal of property and equipment	0.4	—	2.4
Proceeds from reimbursement of certain capital expenditures incurred	8.4	—	—
Proceeds withdrawn from trust account	—	501.1	—
Cash paid for asset and business acquisitions	(63.5)	(360.6)	—
Net cash provided by (used in) investing activities	(75.4)	139.1	(11.8)
Cash flows from financing activities
Proceeds from issuance of common stock	—	234.9	—
Redemption of common stock	—	(298.5)	—
Proceeds from Sponsor convertible note and Sponsor promissory note	—	0.7	—
Repayment of Sponsor convertible notes and Sponsor promissory note	—	(1.0)	—
Repurchases of membership units	—	—	(0.1)
Proceeds from short-term debt	30.1	4.9	20.9
Repayments of short-term debt	(29.6)	(1.7)	(17.1)
Proceeds from issuance of long-term debt	611.6	823.6	292.1
Repayments of long-term debt and capital lease obligations	(536.7)	(41.0)	(417.3)
Repayment of Predecessor long-term debt	—	(767.3)	—
Payments of debt issuance costs	(1.3)	(25.3)	—
Net cash provided by (used in) financing activities	74.1	(70.7)	(121.5)
Effect of exchange rate changes on cash and cash equivalents	(0.1)	—	0.3

Increase (decrease) in cash and cash equivalents	(13.4)	38.4	(63.4)
Cash and cash equivalents at the beginning of the period	47.5	0.2	127.7
Cash and cash equivalents at the end of the period	$34.1	$38.6	$64.3
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$33.9	$7.2	$32.9
Cash paid during the period for taxes	$4.3	$1.5	$3.4
Supplemental disclosure of non-cash operating activities:
Non-cash payment of deferred underwriting fees	$—	$18.3	$—
Supplemental disclosure of non-cash investing activities:
Non-cash capital expenditures	$16.0	$1.2	$16.5
Non-cash intangible assets acquired	$3.7	$—	$—
Supplemental disclosure of non-cash financing activities:
Non-cash capital lease obligations, net	$13.6	$—	$14.3

*The nine months ended June 30, 2016 include 22 days of the acquired business’ operating activities as a result of the consummation of the Business Combination on June 9, 2016

Nexeo Solutions, Inc. and Subsidiaries
Segment Information
(Unaudited, in millions)

	Successor		Predecessor
	Three Months Ended June 30, 2017	Three Months Ended June 30, 2016*	April 1 Through June 8, 2016
Chemicals
Sales and operating revenues	$443.9	$94.2	$298.7
Gross profit	54.3	9.6	38.8
Plastics
Sales and operating revenues	466.2	109.9	329.8
Gross profit	43.1	6.7	32.2
Other
Sales and operating revenues	32.6	10.2	21.7
Gross profit	5.3	2.5	4.4
Consolidated
Sales and operating revenues	942.7	214.3	650.2
Gross profit	102.7	18.8	75.4

*The three months ended June 30, 2016 include 22 days of the acquired business’ operating activities as a result of the consummation of the Business Combination on June 9, 2016

Nexeo Solutions, Inc. and Subsidiaries
Adjusted EBITDA Reconciliation
(Unaudited, in millions)

	Successor		Predecessor
	Three Months Ended June 30, 2017	Three Months Ended June 30, 2016*	April 1 Through June 8, 2016
Net income (loss) from continuing operations	$10.2	$(15.5)	$(20.2)
Interest expense, net	13.5	2.9	11.2
Income tax expense (benefit)	5.9	(1.3)	1.1
Depreciation and amortization	18.9	4.3	10.3
Other operating expenses, net (1)	3.9	24.1	29.9
Adjusted EBITDA from continuing operations	$52.4	$14.5	$32.3

*The three months ended June 30, 2016 include 22 days of the acquired business’ operating activities as a result of the consummation of the Business Combination on June 9, 2016

(1)	See Other Operating Expenses, Net table for additional detail

Nexeo Solutions, Inc. and Subsidiaries
Other Operating Expenses, Net
(Unaudited, in millions)

	Successor		Predecessor
	Three Months Ended June 30, 2017	Three Months Ended June 30, 2016*	April 1 Through June 8, 2016
Management add-backs (1)	$2.2	$0.6	$1.9
Change in fair value of contingent consideration obligations	(0.8)	—	—
Foreign exchange (gains) losses, net (2)	(0.4)	0.4	1.3
Management fees (3)	—	—	0.5
Compensation expense related to management equity plan (non-cash)	1.5	0.3	0.1
Inventory step up	1.2	6.9	—
Transaction and other transaction related costs (4)	0.2	15.9	26.1
Other operating expenses, net	$3.9	$24.1	$29.9

*The three months ended June 30, 2016 include 22 days of the acquired business’ operating activities as a result of the consummation of the Business Combination on June 9, 2016

(1)	One-time management adjustments associated with integration, restructuring and transformational activities not directly related to the business combination

(2)
Includes the impact of net realized and unrealized foreign exchange gains and losses related to transactions in currencies other than the functional currency of the respective legal entity for the purpose of evaluating the Company's performance and facilitate more meaningful comparisons of performance to other fiscal periods

(3)	Management, monitoring, consulting, reimbursable fees and leverage fees, per the agreement with TPG Capital, L.P.; In connection with the business combination, this agreement was terminated

(4)	Includes professional and transaction costs related to acquisitions, potential acquisitions and other business combination related items